Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) has been prepared based on the historical audited consolidated financial statements of Contango Ore, Inc. (“Contango”) and Dolly Varden Silver Corporation (“Dolly Varden”), as indicated below, and is intended to provide information about how the Arrangement might have affected Contango’s historical financial statements.

The unaudited pro forma condensed combined statements of operations (“Unaudited Pro Forma Statement of Operations”) for the year ended December 31, 2025, combines the historical audited consolidated statement of operations of Contango for the year, with the respective historical audited consolidated statement of operations of Dolly Varden, as if the Arrangement had occurred on January 1, 2025. The unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Balance Sheet”) as of December 31, 2025, combines the historical audited consolidated balance sheet of Contango and the historical audited consolidated statement of financial position of Dolly Varden each as of December 31, 2025, as if the Arrangement had occurred on December 31, 2025.

The Unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited Pro Forma Financial Information;
●

the historical audited consolidated financial statements of Contango for the year ended December 31, 2025, included in Contango’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2026;

●	the historical audited consolidated financial statements of Dolly Varden for the years ended December 31, 2025 and 2024, filed as Exhibit 99.2 to this Current Report on Form 8-K; and
●

other information relating to Contango and Dolly Varden contained in or incorporated by reference into Contango’s definitive proxy statement on Form DEFM14A, filed with the SEC on February 13, 2026 (the “Merger Proxy Statement”).

The Unaudited Pro Forma Financial Information is presented applying guidance for an asset acquisition as Contango concluded that the acquired set of assets did not meet the U.S. GAAP definition of a business. An acquisition accounted as an asset acquisition requires an acquiring entity to allocate the cost of an asset acquisition to the net assets acquired generally based on their relative fair values. Goodwill is not recognized in an asset acquisition.

The Unaudited Pro Forma Financial Information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the Unaudited Pro Forma Financial Information. The information has been adjusted to include estimated transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP.

The information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined company. The Unaudited Pro Forma Financial Information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement, which are described in the section of the Merger Proxy Statement entitled “The Arrangement-Contango’s Reasons for the Arrangement,” and, accordingly, do not attempt to predict or suggest future results.

Contango ORE, Inc. (to be named “Contango Silver & Gold Inc.”)

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2025

(Expressed in United States dollars, except number of shares)

	Contango Historical	Dolly Varden Historical
	As at December 31, 2025	As at December 31, 2025	Note	Transaction accounting adjustments	Pro forma December 31, 2025
	$	$		$	$
ASSETS
Current
Cash	64,837,617	44,565,916		-	109,403,533
Restricted cash	106,365	-		-	106,365
Prepaid expenses and other	3,290,962	364,771	5(c)	(2,200,000)	1,455,733
Income tax and GST receivable	106,244	828,948		-	935,192
	68,341,188	45,759,635		(2,200,000)	111,900,823

Investment in Peak Gold, LLC	47,108,733	-		-	47,108,733
Property & equipment, net	52,065,293	113,849	5(c)	391,717,265	443,896,407
Marketable securities	4,436,013	-		-	4,436,013
Reclamation deposits	-	151,758		-	151,758
Exploration and evaluation assets	-	58,628,697	5(c)	(58,628,697)	-
Total assets	171,951,227	104,653,939		330,888,568	607,493,734

LIABILITIES
Current
Accounts payable	1,014,233	1,191,895	5(c)	7,834,129	10,040,257
Accrued liabilities	4,336,813	1,730,754	5(c)	1,000,000	7,067,567
Liability on flow-through share issuance	-	5,110,866		-	5,110,866
Royalty reimbursement advance	488,045	-		-	488,045
Derivative contract liability	66,465,622	-		-	66,465,622
Debt, current portion	4,000,000	-		-	4,000,000
	76,304,713	8,033,515		8,834,129	93,172,357

Asset retirement obligation	123,444	-		-	123,444
Contingent consideration liability	2,757,952	-		-	2,757,952
Derivative contract liability	37,191,718	-		-	37,191,718
Debt, non-current portion	29,857,758	-		-	29,857,758
Deferred tax liability	617,353	-	5(c)	89,933,913	90,551,266
Total liabilities	146,852,938	8,033,515		98,768,042	253,654,495

STOCKHOLDERS’ EQUITY
Preferred stock	-	-		-	-
Common stock	149,687	208,654,370	5(c), 5(d), 6	(208,501,541)	302,516
Additional paid-in capital	238,155,692	-	5(c), 5(f) 6	328,588,121	566,743,813
Treasury stock at cost	(48,308)	-	6	-	(48,308)
Reserves	-	9,636,256	5(c), 5(d) 5(f), 6	(9,636,256)	-
Accumulated deficit	(213,158,782)	(121,670,202)	5(c), 5(d), 6	121,670,202	(213,158,782)
Total stockholders’ equity	25,098,289	96,620,424		232,120,526	353,839,239
Total liabilities and stockholders’ equity	171,951,227	104,653,939		330,888,568	607,493,734

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Contango ORE, Inc. (to be named “Contango Silver & Gold Inc.”)

Pro Forma Condensed Combined Statement of Operations

For the year Ended December 31, 2025

(Expressed in United States dollars, except number of shares)

	Contango Historical	Dolly Varden Historical
	Year ended December 31, 2025	Year ended December 31, 2025	Note		Transaction accounting adjustments	Pro forma December 31, 2025
	$	$			$	$
Claim rental expense	463,949	-			-	463,949
Exploration expense	5,820,896	18,027,703			-	23,848,599
Depreciation expense	140,729	-			-	140,729
General and administrative	13,082,874	8,565,610	5	(g)	649,720	22,298,204
Income from equity investment in Peak Gold, LLC	(88,585,112)	-			-	(88,585,112)
(Income)/loss from operations	(69,076,664)	26,593,313			649,720	(41,833,631)

Interest and other income	(1,772,675)	(4,105,911)			-	(5,878,586)
Interest and finance expense	7,598,562	-			-	7,598,562
Loss on derivative contracts	109,108,194	-			-	109,108,194
Gain on metal sales	(5,324,700)	-			-	(5,324,700)
Unrealized gain on marketable securities	(4,749,312)	-			-	(4,749,312)
Loss before income tax	35,783,405	22,487,402			649,720	58,920,527

Income tax expense	303,240	219,248	5	(g)	-	522,488
Net loss	36,086,645	22,706,650			649,720	59,443,015

Basic and diluted loss per share	2.80	0.27				2.11

Weighted average number of shares outstanding – basic and diluted	12,902,668	84,499,539	5	(h)	(69,216,661)	28,185,546

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. NATURE OF OPERATIONS

These unaudited pro forma condensed combined financial statements as at December 31, 2025 and for the year ended December 31, 2025 (the “financial statements”) of Contango ORE, Inc. (to be named “Contango Silver & Gold Inc.”) have been prepared for purposes of inclusion in the Merger Proxy Statement.

Contango was formed on September 1, 2010 as a Delaware corporation for the purpose of engaging in the exploration for and development of gold ore and associated minerals in the State of Alaska.

CORE Alaska, a wholly-owned subsidiary of Contango has a 30.0% membership interest in the Peak Gold JV. Kinross Gold Corporation (“Kinross”) holds the remaining 70.0% membership interest in the Peak Gold JV and Kinross serves as the manager of the Peak Gold JV and operator of the Manh Choh (as defined below) mines.

Contango conducts its business through the below primary means:

●

its 30.0% membership interest in the Peak Gold JV, which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 acres of State of Alaska mining claims (collectively, the “Peak Gold JV Property”), including the Main and North Manh Choh deposits (“Manh Choh” or the “Manh Choh Project”);

●

its wholly-owned subsidiary Contango Mining Canada Inc. (British Columbia), which holds 100% equity in HighGold Mining Inc., which in turn owns J T Mining, Inc., leasing approximately 21,000 acres (“Johnson Tract” or the “Johnson Tract Project”) from Cook Inlet Region, Inc. (“CIRI”), 125 miles southwest of Anchorage, Alaska;

●

its wholly-owned subsidiary Contango Lucky Shot Alaska, LLC (“LSA”), leasing approximately 8,600 acres of State and patented mining claims (“Lucky Shot” or the “Lucky Shot Property”) in the Willow Mining District, approximately 75 miles north of Anchorage, Alaska;

●

its wholly-owned subsidiary Contango Minerals Alaska, LLC, controlling approximately 145,330 acres of State mining claims, including: (i) approximately 69,780 acres northwest of Peak Gold JV (“Eagle/Hona Property”), (ii) approximately 14,850 acres northeast of Peak Gold JV (“Triple Z Property”), (iii) approximately 52,700 acres in the Richardson district (“Shamrock Property”), and (iv) approximately 8,000 acres near Lucky Shot (“Willow Property”) (collectively, the “Minerals Property”); and

●

its wholly-owned subsidiary Avidian Gold Alaska Inc., controlling approximately 15,260 acres of State mining claims and leases, including: (i) approximately 1,030 acres near Fort Knox Gold Mine (“Amanita NE Property”), (ii) approximately 10,850 acres in Valdez Creek Mining District (“Golden Zone Property”), and (iii) leasing approximately 3,380 acres near Fort Knox (“Amanita Property”) (collectively, the “Avidian Properties”).

Contango’s Manh Choh Project is in the production stage, while all other projects are in the exploration stage.

Dolly Varden Silver Corporation (“Dolly Varden”) was amalgamated under the Business Corporations Act (British Columbia) on January 30, 2012. Dolly Varden’s primary activity is the acquisition and exploration of mineral properties in Canada.

Dolly Varden is a mineral exploration company focused on exploration and advancing its 100% owned Kitsault Valley project (the “Kitsault Valley Project”), which includes the Dolly Varden property and the Homestake Ridge property located in the Golden Triangle of British Columbia, Canada, 25 kilometers (“km”) by road to tide water. The 163-square km Kitsault Valley Project hosts the high-grade silver and gold resources of Dolly Varden and Homestake Ridge along with the past-producing Dolly Varden and Torbrit silver mines.

In addition to the Kitsault Valley Project, Dolly Varden has consolidated a land package of six other properties in the same region as the Kitsault Valley Project. These six properties have historically been explored for gold, copper, silver, lead and zinc. Including the Kitsault Valley Project and the recent acquisitions, Dolly Varden now holds a combined area of 100,000 hectares within the region. For additional information regarding Dolly Varden’s business description, management’s discussion and analysis, results of operations, and historical financial statements (including

Dolly Varden’s audited consolidated financial statements for the year ended December 31, 2025), see Annex E to the Merger Proxy Statement and Exhibit 99.2 to this Current Report on Form 8-K.

The Arrangement

On December 7, 2025, Contango and Dolly Varden entered into the Arrangement Agreement (the “Arrangement”). Further details regarding the Arrangement are provided in Note 4.

2. BASIS OF PREPARATION

(a)	Basis of presentation

These pro forma financial statements give effect to the Arrangement. These pro forma financial statements are provided for illustrative purposes only, and do not represent the financial position that would have resulted had the Arrangement actually occurred on the dates indicated below. In addition, these financial statements are not necessarily indicative of the future financial position of Contango as a result of the Arrangement and do not reflect additional potential savings or costs arising from the Arrangement.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 reflects assumptions and adjustments to give effect to the Arrangement as if it had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 reflects assumptions and adjustments to give effect to the Arrangement as if it had occurred on January 1, 2025.

The unaudited pro forma information and adjustments, including the preliminary allocation of purchase price, are based upon preliminary estimates of fair values of assets acquired and liabilities assumed, current available information and certain assumptions that management believes are reasonable in the circumstances. The actual fair values of the assets acquired and liabilities assumed of Dolly Varden will be determined as of the Closing and may differ materially from the amounts disclosed in the assumed pro forma consideration allocation in Note 5(c) because of changes in fair value of the assets and liabilities up to the Closing, and as further analysis is completed.

Consequently, the actual allocation of the consideration may result in different adjustments than those in the unaudited pro forma condensed combined balance sheet. Similarly, the calculation and allocation of the consideration has been prepared on a preliminary basis and is subject to change between the time such preliminary estimations were made and the Closing of the Arrangement as a result of a number of factors.

These financial statements have been prepared by management using the following:

●	The audited consolidated financial statements of Contango for the year ended December 31, 2025 (“Contango Annual Financial Statements”), contained on Form 10-K filed with the SEC on March 16, 2026;
●

The audited consolidated financial statements of Dolly Varden for the year ended December 31, 2025 and 2024 (“Dolly Varden Annual Financial Statements”), included in Exhibit 99.2 to this Current Report on Form 8-K; and

The accompanying unaudited pro forma combined financial statements should be read in conjunction with the Contango Annual Financial Statements, all of which are filed with the SEC. Since Dolly Varden’s historical consolidated financial statements are prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), the historical financial information of Dolly Varden used in the pro forma statements has been converted to U.S. GAAP (Note 5(c)).

(b)	Functional and presentation currency

These unaudited pro forma combined financial statements are presented in United States dollars (“USD”), which is also the functional currency of Contango.

Since Dolly Varden’s historical consolidated financial statements are presented in Canadian dollars (“CAD”), the historical financial information of Dolly Varden used in the pro forma statements has been translated into USD, which is the functional currency of Contango (Note 5(a)).

3. MATERIAL ACCOUNTING POLICIES

The accounting policies used in the preparation of these financial statements are those set out in Contango Annual Financial Statements, with exception of the following:

Flow-through shares are a type of shares of common stock and are securities permitted by the Income Tax Act (Canada) (the “ITA”) whereby the investor can claim the tax deductions arising from the renunciation of the related qualifying resource expenditures. Contango accounts for flow-through shares whereby any premium paid for the flow-through shares in excess of the market value of the common shares without flow-through features at the time of issue as a credit to liability on flow-through share issuance. The liability on flow-through share issuance is amortized into income as the qualifying expenditures are incurred on a pro-rata basis.

4. DESCRIPTION OF THE TRANSACTION

On December 7, 2025, Contango and Dolly Varden entered into the Arrangement Agreement in respect of the Arrangement. Under the terms of the Arrangement Agreement, Contango will acquire all of the issued and outstanding Dolly Varden Shares at the Exchange Ratio of 0.1652.

Immediately prior to Closing, all Dolly Varden Restricted Stock Units (“RSU”) will vest and be settled for Dolly Varden Shares. Pursuant to the Arrangement, all outstanding Dolly Varden Options will be exchanged for stock options to acquire Contango Shares, adjusted to reflect the Exchange Ratio. Eligible Canadian stockholders of Dolly Varden will be able to elect to receive exchangeable shares in a Canadian subsidiary of Contango, which will be exchangeable into Contango Shares, instead of the Contango Shares to which they would otherwise be entitled.

Upon completion of the Arrangement, existing Contango Stockholders and former Dolly Varden Shareholders will own approximately 50.297% and 49.703% each of the combined company (see Note 6), respectively, using the fully diluted in-the-money treasury-stock-method (based on the number of Dolly Varden and Contango securities outstanding as of December 31, 2025). The ownership percentages will be determined once the Arrangement closes on March 26, 2026, considering outstanding common stock, options, RSUs and other instruments.

The Arrangement will be effected pursuant to a court-approved plan of arrangement under the BCBCA and was approved by (i) the Supreme Court of British Columbia (the “Court”) on March 23, 2026, (ii) 66 2/3% of the votes cast by Dolly Varden Shareholders at a special meeting of Dolly Varden Shareholders on March 17, 2026, and (iii) the affirmative vote of a majority of the Contango Shares present in person or by proxy at the special meeting of Contango Stockholders on March 17, 2026.

In addition to the approval of the Court and the Dolly Varden and Contango stockholders, the Arrangement is subject to the receipt of applicable regulatory and exchange approvals (including approval of the NYSE American and TSXV), and the satisfaction of certain other closing conditions customary for a transaction of this nature. Subject to the satisfaction of such conditions, the Arrangement is expected to close on March 26, 2026. The Arrangement Agreement includes customary deal protections, including reciprocal fiduciary-out provisions, non-solicitation covenants and the right to match any superior proposals. A reciprocal Termination Fee in the amount of $15 million is payable by either party in certain circumstances as set out in the Arrangement Agreement.

5. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The fair value of Contango Shares issued as consideration in the Arrangement was estimated using the market price of Contango Shares as at March 17, 2026.

Contango evaluated the Arrangement under ASC 805, Business Combinations. ASC 805 requires that an acquirer determine whether it has acquired a business. If Contango obtained control over a business, the transaction would be accounted pursuant to the acquisition method of accounting and, as such, identifiable assets acquired and liabilities assumed would generally be recorded at fair value on the acquisition date and could result in recognition of goodwill or a bargain purchase gain. In evaluating the criteria outlined by this standard, Contango concluded that the acquired set of assets did not meet the U.S. GAAP definition of a business. Therefore, Contango accounted for the Arrangement as an asset acquisition. An acquisition accounted as an asset acquisition requires an acquiring entity to allocate the cost of an asset acquisition to the assets acquired and liabilities assumed generally based on their relative fair values.

Goodwill is not recognized in an asset acquisition. Transaction costs and fees incurred by Contango are capitalized as part of the cost of the acquisition.

An assessment was performed to determine whether Dolly Varden, in its current state, meets the definition of a business under U.S. GAAP. The analysis considered whether Dolly Varden has inputs, processes, and outputs. Based on this assessment, Dolly Varden has inputs, represented by the mineral interests to which it holds claims; however, it does not have outputs, as it remains in the exploration stage. Further consideration was given to whether Dolly Varden has an assembled workforce that performs a substantive process. It was concluded that no such workforce exists, as Dolly Varden would require additional technical personnel to advance its operations from exploration to development.

The definition of a business for SEC reporting purposes differs from that under ASC 805. SEC registrants must evaluate whether an acquisition constitutes a business under both definitions. The SEC definition focuses on whether the nature of the acquired entity’s revenue-producing activities or other attributes will remain the same after the acquisition. If there is sufficient continuity of the acquired entity’s operations before and after the acquisition such that disclosure of prior financial information is material to understanding future operations, the acquired entity qualifies as a business for SEC reporting—even if it does not meet the definition under ASC 805. Given that Dolly Varden is currently a separate entity and will maintain continuity of its operations upon closing of the transaction, we conclude that Dolly Varden qualifies as a business for SEC reporting purposes. However, this does not imply that Dolly Varden meets the definition of a business under U.S. GAAP, as noted above.

The following describe transaction accounting and other adjustments:

(a)	Dolly Varden – CAD to USD translation

The historical financial information was translated from CAD to USD, the functional and presentation currency of Contango, using the following historical CAD to USD exchange rates:

Period end exchange rate as at December 31, 2025	0.73
Average exchange rate for the year ended December 31, 2025	0.72

The effects of the translation of Dolly Varden’s historical financial information from CAD to USD are shown below:

Balance sheet as of December 31, 2025

	CAD (see Ex. 99.2)	USD
	$	$
ASSETS
Current
Cash	61,082,045	44,565,916
Prepaid expenses and other	499,955	364,771
Income tax and GST receivable	1,136,156	828,948
	62,718,156	45,759,635

Property & equipment, net	156,041	113,849
Reclamation deposits	208,000	151,758
Exploration and evaluation assets	80,356,492	58,628,697
Total assets	143,438,689	104,653,939

LIABILITIES
Current
Accounts payable	1,633,612	1,191,895
Accrued liabilities	2,372,171	1,730,754

Liability on flow-through share issuance	7,004,953	5,110,866
Total liabilities	11,010,736	8,033,515

STOCKHOLDERS’ EQUITY
Common stock	285,981,680	208,654,370
Reserves	13,207,452	9,636,256
Accumulated deficit	(166,761,179)	(121,670,202)
Total stockholders’ equity	132,427,953	96,620,424
Total liabilities and stockholders’ equity	143,438,689	104,653,939

Condensed statement of operations for the year ended December 31, 2025

	CAD (see Ex. 99.2)	USD
	$	$
Exploration expense	25,198,442	18,027,703
General and administrative (1)	11,972,685	8,565,610
Loss from operations	37,171,127	26,593,313

Interest and other income (1)	(5,739,087)	(4,105,911)
Loss before income tax	31,432,040	22,487,402

Income tax expense	306,457	219,248
Net loss	31,738,497	22,706,650

(1)

Dolly Varden’s statement of operations presentation has been aligned with Contango’s naming conventions. Certain line items have been consolidated into general and administrative and interest and other income categories for presentation purposes. These reclassifications do not affect loss from operations or loss before income tax.

(b)	Dolly Varden - IFRS Accounting Standards to U.S. GAAP conversion

The effects of converting Dolly Varden’s historical financial information from IFRS Accounting Standards to U.S. GAAP are considered immaterial; therefore, no adjustments have been made to the pro forma financial statements. A known difference between IFRS Accounting Standards and U.S. GAAP relates to the treatment of exploration and evaluation assets, as IFRS permits an entity to elect either expensing or capitalizing such costs. However, Dolly Varden’s accounting policy - expensing exploration costs as incurred - is consistent with Contango’s policy. Accordingly, there is no GAAP difference in this regard.

(c)	Fair value adjustments and consideration

Contango has performed a preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed based on their relative fair values and reflects assumptions and adjustments to give effect to the Arrangement as if it had occurred on December 31, 2025. There may be adjustments to the estimated fair values as the purchase price allocation is finalized. The final purchase price allocation may be materially different than the preliminary allocation reflected in the pro forma allocation.

A summary of the preliminary fair value of the consideration and the preliminary allocation to the net assets acquired is as follows:

$
Consideration:
Fair value of shares of common stock issued, calculated as 15,282,878 shares of common stock issued at a fair value of $21.25/share, (using share price as of March 17, 2026) (1)	324,761,158
Fair value of replacement options granted allocated to consideration (Note 5(f))	3,979,792
Arrangement costs	4,149,129
Professional fees	2,200,000
335,090,079

Net assets acquired:
Cash	44,565,916
Prepaid expenses	364,771
Goods and services tax receivable	828,948
Property and equipment	113,849
Reclamation deposits	151,758
Exploration and evaluation assets (2)	391,717,265

Accounts payable	4,876,895
Accrued liabilities	2,730,754
Liability on flow-through share issuances	5,110,866
Deferred tax liability	89,933,913
Total	335,090,079

(1)	Contango maintains greater-than-50% ownership with a decrease or increase of 10% in stock price of Contango or Dolly Varden. Resulting change in ownership is less than 1%.

(2)	Exploration and evaluation assets have been reclassified to Property and Equipment, net to align with Contango’s presentation.

Contango estimates transaction costs of $4,149,129, calculated as 1% of the five-day volume weighted average price (“VWAP”) of the fully diluted in-the-money shares, plus $2,200,000 related to professional fees incurred in connection with the transaction. Since the transaction is accounted for as an asset acquisition, the transaction costs are included in the cost of the assets acquired and liabilities assumed.

Consideration transferred less the carrying value of financial assets and liabilities and other current assets (carrying value approximates fair value) was allocated to Property and equipment and Exploration and evaluation assets based on their relative fair values.

As part of the acquisition, Contango measured and recorded an estimated net deferred tax liability related to taxable temporary differences between U.S. GAAP book basis and tax basis of the acquired net assets at a statutory rate of 27%.

Dolly Varden expects to incur acquisition-related transaction costs of approximately $3,685,000, comprised of professional and legal fees, and an additional $1,000,000 in professional fees related to the Arrangement. As these costs pertain solely to Dolly Varden, they are not included in the capitalized transaction costs. The assumption of Dolly Varden’s liabilities related to these transaction costs and fees is reflected in the purchase price allocation.

(d)	Consolidation

Dolly Varden’s Shareholders’ equity, which consists of Dolly Varden Shares, reserves and accumulated deficit will be eliminated upon consolidation.

(e)	Dolly Varden RSUs converted into Dolly Varden Shares

As at December 31, 2025, a total of 605,636 Dolly Varden RSUs were issued and outstanding. The Dolly Varden RSUs will vest immediately prior to the effective time of the arrangement, and will be surrendered and redeemed for 605,636 Dolly Varden Shares. The unvested value of the Dolly Varden RSUs was $502,941 which is included as part of Dolly Varden’s reserves prior to Closing.

(f)	Dolly Varden options converted into Replacement Options

As at December 31, 2025, a total of 2,694,876 Dolly Varden Options were issued and outstanding. The Dolly Varden Options are deemed to be vested on the date of Closing, and exchanged for Replacement Options. As a result, Contango will issue a total of 445,194 Replacement Options to the Dolly Varden Option holders.

The fair value of the options has been determined to be $4,629,512 using the Black-Scholes option pricing model and relevant guidance in ASC 805 to allocate between acquisition costs and post-combination expenses. Of this amount, $3,979,792 represents the fair-value-measure of the vested portion of Dolly Varden replaced options and is considered part of the acquisition cost. The remaining $649,720 is treated as post-combination expense and is reflected in the pro forma combined statement of operations for the year ended December 31, 2025.

(g)	Assumptions and adjustments to the pro forma combined statement of operations for the year ended December 31, 2025

Contango is recognizing an estimated $649,720 in incremental stock-based compensation related to the portion of Replacement Options deemed to be a post-combination expense (Note 5(f)).

Income tax effects are considered immaterial; therefore, no adjustments have been reflected in the pro forma financial statements

(h)	Pro forma basic and diluted loss per share

The following table presents the reconciliation of the pro forma fully diluted number of shares, determined using the treasury stock method:

#
Common shares of Contango as at December 31, 2025 (1)	14,966,449
Warrants of Contango at December 31, 2025	524,753
15,491,202

Issuance of common shares as consideration to acquire Dolly Varden	15,282,878
Outstanding replacement options issued to former Dolly Varden option holders (2)	25,340
15,308,218
Fully diluted issued shares Contango	30,799,420

Combined
Total number of shares (1)	30,249,327
Warrants	524,753
Options (2)	25,340
Total fully diluted in-the-money shares	30,799,420

(1)

Includes 2,480 shares of treasury stock held by Contango as of December 31, 2025 and excludes 2,401 shares of common stock issued by Contango on December 31, 2025 which were not considered in the treasury stock method calculation.

(2)	Corresponds to the 445,194 Replacement Options after applying the treasury stock method.

A summary of the pro forma basic and diluted weighted average shares outstanding is as follows:

December 31, 2025
#
Historical Contango basic weighted average shares	12,902,668
Issuance of common shares as consideration to acquire Dolly Varden	15,282,878
Pro forma combined basic weighted average shares	28,185,546
Impact of dilutive instruments	-
Pro forma combined diluted weighted average shares	28,185,546

Basic and diluted loss per share were calculated assuming all common shares outstanding following the Arrangement had been outstanding throughout all the year ended December 31, 2025. Potentially dilutive securities have an anti-dilutive impact due to net loss reported for the year ended December 31, 2025.

6.	PRO FORMA EQUITY

A summary of the ownership allocation, reflecting the pro forma adjustments and assumptions, is presented below:

Ownership allocation	Contango Stockholders	Dolly Varden Shareholders	Total
	#	#	#
Total shares outstanding (1)	14,966,449	15,282,878	30,249,327
Warrants - in-the-money	524,753	-	524,753
Options - in-the-money (2)	-	25,340	25,340
Total fully diluted in-the-money shares	15,491,202	15,308,218	30,799,420
Ownership percentage	50.297%	49.703%

(1)	Includes 2,480 shares of treasury stock held by Contango as of December 31, 2025.

(2)	Corresponds to the 445,194 Replacement Options after applying the treasury stock method.

A summary of Contango’s pro forma equity is as follows:

		Common stock
	Note	Shares	Amount	Additional paid-in capital	Treasury stock	Reserves	Accumulated deficit	Total
		#	$	$	$	$	$	$
Contango’s equity (historical)		14,968,929	149,687	238,155,692	(48,308)	-	(213,158,782)	25,098,289
Shares of common stock issued as consideration and replacement options	5(c), 5(f)	15,282,878	152,829	328,588,121	-	-	-	328,740,950
Dolly Varden’s equity (historical)		91,905,721	208,654,370	-	-	9,636,256	(121,670,202)	96,620,424
Shares issued on vesting of Dolly Varden’s RSU	5(e)	605,636	502,941	-	-	(502,941)	-	-
Elimination of Dolly Varden’s equity upon consolidation	5(d)	(92,511,357)	(209,157,311)	-	-	(9,133,315)	121,670,202	(96,620,424)
Balance, December 31, 2025		30,251,807	302,516	566,743,813	(48,308)	-	(213,158,782)	353,839,239